Calculation of Filing Fee Tables
S-1
AEI CapForce II Investment Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, one right, and one redeemable warrant (each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share)	457(a)	11,500,000	$ 10.00	$ 115,000,000.00	0.0001381	$ 15,881.50
Fees to be Paid	2	Equity	Class A ordinary shares included as part of the units	Other	11,500,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Redeemable warrants included as part of the units	Other	11,500,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Rights included as part of the units	Other	11,500,000		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Class A ordinary shares underlying the Warrants included as part of the units	Other	11,500,000	$ 11.50	$ 132,250,000.00	0.0001381	$ 18,263.72
Fees to be Paid		Equity	Class A ordinary shares underlying the rights included as part of the units	457(a)	2,300,000	$ 10.00	$ 23,000,000.00	0.0001381	$ 3,176.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 270,250,000.00		$ 37,321.52
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 16,974.00
			Net Fee Due:						$ 20,347.52
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

[2]	Includes 11,500,000 units, including 10,000,000 units to be issued in the offering up to 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of 11,500,000 Class A ordinary shares, 11,500,000 rights and 11,500,000 redeemable warrants. Each right entitles the holder to receive one-fifth of one Class A ordinary share.

[3]	Includes 11,500,000 units, including 10,000,000 units to be issued in the offering up to 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of 11,500,000 Class A ordinary shares, 11,500,000 rights and 11,500,000 redeemable warrants. Each right entitles the holder to receive one-fifth of one Class A ordinary share.

[4]	Includes 11,500,000 units, including 10,000,000 units to be issued in the offering up to 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of 11,500,000 Class A ordinary shares, 11,500,000 rights and 11,500,000 redeemable warrants. Each right entitles the holder to receive one-fifth of one Class A ordinary share.

[5]	Includes 11,500,000 units, including 10,000,000 units to be issued in the offering up to 1,500,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of 11,500,000 Class A ordinary shares, 11,500,000 rights and 11,500,000 redeemable warrants. Each right entitles the holder to receive one-fifth of one Class A ordinary share.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-281101	07/30/2024		$ 16,974.00
Fee Offset Sources		AEI CapForce II Investment Corp	S-1	333-281101		07/30/2024						$ 16,974.00
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	N/A

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date